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                               ADVISORY AGREEMENT

                                     BETWEEN

                        SHELBOURNE PROPERTIES III, INC.,

                       SHELBOURNE PROPERTIES III GP, INC.

                                       AND

                            SHELBOURNE MANAGEMENT LLC









                          Dated as of __________, 2000
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                               ADVISORY AGREEMENT


                  THIS AGREEMENT, made as of ____________, 2000, between SHELBOURNE PROPERTIES III, INC., a Delaware corporation ("Company"), SHELBOURNE PROPERTIES III GP, INC., a Delaware corporation (the "General Partner") and SHELBOURNE MANAGEMENT LLC, a Delaware limited liability company (the "Advisor").

                  WHEREAS, pursuant to a merger (the "Merger"), High Equity Partners - Series 88 ("HEP") was merged into Shelbourne Properties III L.P. (the "Operating Partnership") and each partner of HEP received in exchange for their partnership interests in HEP shares of common stock in the Company;

                  WHEREAS, the Operating Partnership is the surviving entity in the Merger and now owns all of the properties formerly owned by HEP;

                  WHEREAS, the General Partner is the general partner of the Operating Partnership;

                  WHEREAS, the Company is the sole member of the General Partner and the Company intends to qualify as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code");

                  WHEREAS, the Company and the General Partner desire to avail themselves of the services of the Advisor as hereafter set forth.

                  NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, it is agreed as follows:


                                   ARTICLE I.

                              RETENTION OF ADVISOR

                  Subject to the terms and conditions hereinafter set forth, the Company and the General Partner hereby each retain the Advisor to undertake the duties and responsibilities hereinafter set forth. By its execution and delivery of this Agreement, the Advisor represents and warrants that (i) it is duly organized, validly existing, in good standing under the laws of the state of Delaware and has all requisite power and authority to enter into and perform its obligations under this Agreement and (ii) the person signing this Agreement for the Advisor is duly authorized to execute this Agreement on the Advisor's behalf.


                                  ARTICLE II.

                           RESPONSIBILITIES OF ADVISOR

                  2.01 General Responsibility. Subject to the supervision of the Board of Directors of the Company and of the General Partner (the "Board"), the Advisor shall use its best efforts to:


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                  (a) with respect to the Company:

                           (i) serve as the Company's investment and financial advisor and recommend changes in the Company's investment policies, when appropriate;

                           (ii) investigate and evaluate investment opportunities and recommend them to the Board;

                           (iii) administer the day-to-day operations of the Company;

                           (iv) investigate, select and conduct relations and enter into appropriate contracts on behalf of the Company with other individuals, corporations and entities in furtherance of the investment activities of the Company;

                           (v) acquire and dispose of investments and funds of the Company, handle, prosecute and settle any claims of the Company and handle, defend and settle claims against the Company;

                           (vi)  invest and reinvest any money of the Company;

                           (vii) negotiate, as appropriate, on behalf of the Company with investment banking firms, banks and other institutions or investors for public or private sales of securities of the Company or for other financing on behalf of the Company;

                           (viii) conduct relations on behalf of the Company with the Company's shareholders and with securities exchanges and dealers making markets in the Company's securities;

                           (ix) establish one or more bank accounts in the name of the Company and deposit into and disburse from such accounts any moneys on behalf of the Company, provided that no funds in any such account shall be commingled with funds of the Advisor, and the Advisor shall as requested by the Board render appropriate accountings of such deposits and payments to the Board;

                           (x) administer such day-to-day bookkeeping and accounting functions as are required for the proper management of the assets of the Company and prepare or cause to be prepared such reports (other than the preparation and filing of tax returns) as may be required by any governmental authority in connection with the ordinary conduct of the Company's business, including without limitation, periodic reports, returns or statements required under the Securities Exchange Act of 1934, as amended, the Code, the securities and tax statutes of any jurisdiction in which the Company is obligated to file reports or the rules and regulations promulgated under any of the foregoing; and


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                           (xi) from time to time, or at any time requested by
                           the officers and Directors of the Company, make reports to the officers and directors of the Company of its performance of the foregoing services.

         (b)  with respect to the General Partner:

                           (i) Administration and Management. The Advisor shall provide all management and administrative services required to be provided by the General Partner to the Operating Partnership under the terms of the Agreement of Limited Partnership of the Operating Partnership.

                           (ii) Property Management Services. The Advisor shall provide or arrange for the provision of property management services for each property owned by the Operating Partnership. The compensation for the performance of property management services shall be based on competitive rates in the area in which a property is located but shall not exceed 6% of gross revenues.

                  2.02 REIT Qualification. The Advisor shall refrain from taking any action which in its sole judgment made in good faith would adversely affect the status of the Company as a real estate investment trust as defined under the Code, except if such action shall be ordered by the Board, in which event the Advisor shall promptly notify the Board of the Advisor's judgment that such action would adversely affect such status and shall refrain from taking such action pending further clarification or instructions from the Board.

                  2.03 Authority. The Advisor shall have full discretion and authority pursuant to this Agreement to perform the duties and services specified in Section 2.01 hereof in such manner as the Advisor reasonably considers appropriate. In furtherance of the foregoing, the Company and the General Partner each hereby designates and appoints the Advisor or its designee as the agent and attorney-in-fact of the Company and the General Partner, with full power and authority and without further approval of the Company or the General Partner, for purposes of accomplishing on its behalf any of the foregoing matters or any matters which are properly the subject matter of this Agreement. The Advisor may execute, in the name and on behalf of the Company and/or the General Partner and their respective affiliates (including the Operating Partnership and any other partnership in which the Company, any of the Company's affiliates or the General Partner is acting as a general partner), as the case may be, all such documents and take all such other actions which the Advisor reasonably considers necessary or advisable to carry out its duties hereunder.


                                  ARTICLE III.

                                 INDEMNIFICATION

                  3.01 The Company's Indemnity. The Company shall indemnify and hold harmless the Advisor, and its officers, directors, shareholders, agents and employees, from and against any and all liability, claims, demands, expenses and fees, fines, suits, losses and causes of action of any and every kind or nature arising from or in any way connected with the


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performance by the Advisor of its obligations under this Agreement, other than any liability, claim, demand, expense, fee, suit, loss or cause of action arising from or in any way connected with (a) any acts of the Advisor, or its officers, agents or employees, outside the scope of the authority of the Advisor under this Agreement unless such person acted in good faith and reasonably believed that his conduct was within the scope of authority of the Advisor under this Agreement, or (b) the gross negligence, willful misconduct or material breach of this Agreement by the Advisor, its officers, agents or employees.

                  3.02 Additional Costs; Survival. The obligation to indemnify set forth in Section 3.01 above shall include the payment of reasonable attorneys' fees and investigation costs, as well as other reasonable costs and expenses incurred by the indemnified party in connection with any such claim. At the option of, and upon receipt of notice from, the indemnified party, the indemnifying party shall promptly and diligently defend any such claim, demand, action or proceeding. The provisions of Sections 3.01 and 3.02 hereof shall survive the expiration or earlier termination of this Agreement.


                                  ARTICLE IV.

                                  COMPENSATION

                  In addition to the compensation provided for under the Supervisory Management Agreement, the Company agrees to pay to the Advisor, and the Advisor agrees to accept from the Company, the following compensation as full and complete consideration for all services to be rendered by the Advisor pursuant to this Agreement:

                  4.01 Annual Asset Management Fee The Advisor shall be entitled to receive an annual asset management fee equal to 1.25% of the Gross Asset Value as of the last day of the period in respect of which the annual asset management fee is payable (which amount shall be prorated for any partial year). The annual asset management fee shall be paid quarterly. For purposes of this Paragraph 4.01, the term "Gross Asset Value" on a particular date means the gross asset value of all assets owned by the Company and the Operating Partnership on that date, as determined by the most recent appraisal of such assets by an independent appraiser of national reputation selected by the General Partner.

                  4.02 Expense Reimbursement. Without regard to other compensation received by the Advisor from the Company pursuant to this Agreement, the Company shall:

                  (a) pay the Advisor $200,000 per annum as a non-accountable expense reimbursement; and

                  (b) reimburse the Advisor for all out of pocket expenses (including overhead expenses) incurred by the Advisor in connection with the performance of its services hereunder. The Advisor shall be entitled to be reimbursed for accountable expenses to the same extent as the general partners of HEP were previously entitled to be reimbursed prior to the Merger.


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                  4.03 Expenses of the Company and the Operating Partnership.
All expenses relating to the operation and management of the Company and the Operating Partnership shall be paid by the Company and the Operating Partnership. Such expenses include, without limitation:

                  (a) The cost of borrowed money;

                  (b) Taxes on income and taxes and assessments on real property, if any, and all other taxes;

                  (c) Underwriting, brokerage, listing, reporting, registration and other fees, and printing, engraving and other expenses and taxes incurred in connection with the issuance, distribution, transfer, trading, registration and securities exchange or quotation system listing of the Company's securities;

                  (d) Fees and expenses paid to directors, independent advisors, consultants, managers, local property managers or management firms, and other agents employed by or on behalf of the Company;

                  (e) Expenses directly connected with the acquisition, disposition and ownership of real estate interests or other property (including the costs of foreclosure, insurance premiums, legal services, brokerage and sales commissions, maintenance, repair, improvement and local management of property);

                  (f) Expenses connected with payments of dividends or interest or distributions in cash or any other form made to holders of securities of the Company;

                  (g) All expenses connected with communications to holders of securities of the Company and the other bookkeeping and clerical work necessary in maintaining relations with holders of securities and proxy solicitation materials and reports to holders of the Company's securities;

                  (h) Transfer agent's, registrar's and indenture trustee's fees and charges;

                  (i) Legal, accounting, auditing and tax return preparation fees and expenses;

                  (j) All expenses in connection with shareholders meetings and meetings of the Board; and

                  (k) All expenses relating to membership of the Company in any trade or similar association.


                                   ARTICLE V.

                         TERM OF AGREEMENT; TERMINATION

                  5.01 Term. This Agreement shall become effective on ___________, 2000 and shall, unless sooner terminated in accordance with the terms of the Agreement, terminate on ___________, 2010.


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                  5.02 Right of Termination. Notwithstanding anything to the contrary contained in this Agreement, the Company and/or the General Partner may terminate this Agreement for cause upon thirty (30) days' prior written notice to the Advisor. The occurrence of any of the following events shall be deemed "cause" for termination by the Company of this Agreement:

                  (a) The Advisor's continuous and intentional failure to perform its duties under this Agreement after written notice from the Company and/or the General Partner to the Advisor of such non-performance;

                  (b) Intentional misconduct by the Advisor which is materially injurious to the Company or the General Partner, monetarily or otherwise; or

                  (c) The material breach by the Advisor of any of the material terms or conditions of this Agreement.

                  5.03 The Advisor's Right of Termination. The Advisor may terminate this Agreement upon sixty (60) days' prior written notice to the Company and the General Partner.

                  5.04 Continued Responsibility. Notwithstanding termination of this Agreement as provided above, the Advisor agrees to use its best efforts in the performance of its duties under this Agreement until the effective date of the termination of this Agreement.

                  5.05 Responsibilities upon Termination. Upon termination of this Agreement, the Advisor shall forthwith deliver the following to the Company and/or the General Partner, as applicable, on the effective date of termination:

                  (a) A final accounting reflecting the balance of funds held on behalf of the Company or the General Partner as of the date of termination; and

                  (b) All files, records, documents and other property of any kind relating to the Company or the General Partner, including, but not limited to, computer records, contracts, leases, warranties, bank statements, rent rolls, employment records, plans and specifications, inventories, correspondence, tenant records, receipts, paid and unpaid bills or invoices, maintenance records.


                                  ARTICLE VI.

                            MISCELLANEOUS PROVISIONS

                  6.01 Other Activities of Advisor. Nothing herein shall prevent the Advisor from engaging in other activities or businesses or from acting as advisor to any other person or entity even though such person or entity has investment policies and objectives similar to those of the Company or its affiliates . Specifically, the Company acknowledges that the Advisor is presently acting as advisor for Shelbourne Properties I, Inc. and Shelbourne Properties II, Inc. under agreements substantially identical to this Agreement.


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                  6.02 Notice. Any notice required or permitted under this
Agreement shall be in writing and shall be given by being delivered to the following addresses or fax numbers of the parties hereto:

                  To the Company:           Shelbourne Properties III, Inc.
                                            5 Cambridge Center, 9th Floor
                                            Cambridge, Massachusetts  02142
                                            Fax:  (617) 234-3346

                  To the General Partner:   Shelbourne Properties III GP, Inc.
                                            527 Madison Avenue
                                            New York, New York  10022
                                            Fax:  (212) 319-4557

                  To the Advisor:           Shelbourne Management LLC
                                            100 Jericho Quadrangle, Suite 214
                                            Jericho, New York  11753
                                            Fax:  (516) 433-2777


or to such other address or fax number as may be specified from time to time by such party in writing.

                  6.03 Entire Agreement; Amendment. This Agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof. This Agreement shall not be amended or modified in any respect unless agreed to in writing by the Company, the General Partner and the Advisor.

                  6.04 Governing Law. This Agreement shall be construed, interpreted and applied in accordance with, and shall be governed by, the laws of the State of New York without reference to principles of conflicts of law.

                  6.05 Assignment This Agreement may not be assigned by any party hereto without the prior written consent of the other parties hereto; provided, however, that the Advisor shall be permitted to assign this Agreement or any of its rights hereunder, and delegate any and all of its responsibilities and obligations hereunder, to any of its affiliates without the consent of the other parties hereto.




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                  IN WITNESS WHEREOF, the parties hereto have executed this
Agreement as of the date and year first above written.

                                          SHELBOURNE PROPERTIES III, INC.



                                          By:
                                             ---------------------------------
                                               Name:
                                               Title:


                                          SHELBOURNE MANAGEMENT LLC



                                          By:
                                             ---------------------------------
                                               Name:
                                               Title:


                                          SHELBOURNE PROPERTIES III GP, INC.



                                          By:
                                             ---------------------------------
                                               Name:
                                               Title:







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